                          Atlantic Southern Properties,
                                      Inc.

                                      18.2

                           Certificate of Amendment to
                         Certificate of Incorporation of
                             Atlantic Housing, Inc.
                              Filed January 4, 1989

                            CERTIFICATE OF AMENDMENT
                                       TO
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                             ATLANTIC HOUSING, INC.

      Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

        1.  The name of the corporation is ATLANTIC HOUSING, INC.

        2. The following amendment to the Certificate of Incorporation was approved by the Directors and thereafter duly adopted by the shareholders of the corporation on the 24th day of December, 1987:

            RESOLVED, that Article 1 of the Certificate of Incorporation be amended to read as follows:

            The name of the corporation is ATLANTIC SOUTHERN PROPERTIES, INC.

        3. The number of shares entitled to vote upon the amendment was one hundred (100).
        4. The number of shares voting for and against such amendment is as follows:

          Number of Shares                            Number of Shares
          Voting For Amendment                        Voting Against Amendment
          --------------------                        ------------------------

                  100

        5. That in lieu of a meeting and vote of the shareholders and in accordance with the provisions of Section 14A:506, the amendment was adopted by the shareholders without a meeting pursuant to the written consents of the shareholders and the number of shares represented by such consents is one hundred (100) shares.

        6. The stated capital of the corporation is reduced in the following amount: N/A

            The manner in which the reduction is effected is as follows: N/A.

            The amount of stated capital of the corporation after giving effect to the reduction is $ N/A

        7. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected.

            N/A

        8. The effective date of this Amendment to the Certificate of Incorporation shall be upon filing.



Dated this 24th day of December, 1987.



                                         ATLANTIC HOUSING, INC.



ATTEST:________________________          BY:______________________________
        J. D. McCann, Secretary                 M. A. JARRETT, President